Exhibit 1

FORM OF UNDERWRITING AGREEMENT

[ISSUER]

U.S.$[            ]

[    ]% Senior Notes Due 20[    ]

Fully and Unconditionally Guaranteed by

WPP plc

WPP 2005 Limited and WPP Jubilee Limited

[            ], 20[    ]

[REPRESENTATIVES]

As for themselves and as Representatives

of the other several Underwriters listed

on Schedule 1 hereto

Ladies and Gentlemen:

[ISSUER], a [            ] incorporated in [            ] (the “Issuer”), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), U.S.$[    ,    ,    ] aggregate principal amount of its [    ]% Senior Notes Due 20[    ] (the “Notes”). The Notes will be fully and unconditionally guaranteed (the “Guarantees”) by WPP plc, a public limited company incorporated in Jersey (the “Parent Guarantor”), WPP 2005 Limited, a private limited company incorporated in England and Wales and WPP Jubilee Limited, a private limited company incorporated in England and Wales (collectively with the Parent Guarantor, the “Guarantors”). The Notes and the Guarantees are referred to collectively as the “Securities.”

The Securities will be issued under an indenture (the “Base Indenture”), dated as of [  ], 20[  ], among the Issuer, the Guarantors, Citibank, N.A., a national banking association, as registrar and paying agent (the “Registrar and Paying Agent”) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture dated as of the Closing Date (as defined below) (the Base Indenture as so supplemented being referred to as the “Indenture”). To the extent there are no additional Underwriters listed on Schedule 1 other than you, the term “Representatives” as used herein means you as Underwriters, and the terms “Representatives” and “Underwriters” shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein that are not defined in text are defined in Section 22 hereof.

1

The Issuer and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Notes, as follows:

1.	Registration Statement.
(a)	The Issuer has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-3ASR (File No. 333-[ ]), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Issuer has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
(b)	At or prior to the time when sales of the Notes were first made (the “Time of Sale”), the Issuer has prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated [ ], 20[ ] and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule 2 hereto as constituting part of the Time of Sale Information.
2.	Purchase of Notes by the Underwriters.
(a)	The Issuer agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, in reliance on the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of the Notes set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to [ ]% of the principal amount of the Notes, plus accrued interest, if any, from [ ], 20[ ] to the Closing Date (as defined below). The Issuer will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

2

(b)	The Issuer understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Time of Sale Information. The Issuer acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.
(c)	Payment for and delivery of the Notes will be made at the offices of [ ], at [ ] at or around [ ] A.M., New York City time, on [ ], 20[ ], or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Representatives and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
(d)	Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuer to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes from the Issuer to the Underwriters and the initial distribution by the Underwriters duly paid by the Issuer. The Global Note will be made available for inspection by the Representatives not later than [ ], New York City time, on the business day prior to the Closing Date.
(e)	The Issuer and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and the Guarantors with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer, the Guarantors or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Issuer, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer or the Guarantors with respect thereto. Any review by the Underwriters of the Issuer, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer, Guarantors or any other person. The Issuer agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transactions or the process leading thereto.
3.	Representations and Warranties of the Issuer and the Guarantors. The Issuer and the Guarantors, jointly and severally, represent and warrant to each Underwriter as of the date hereof and as of the Closing Date as set forth below in this Section 3.
(a)	Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

3

(b)	Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
(c)	Issuer Free Writing Prospectus. The Issuer and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Issuer and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 2 hereto, including a Pricing Term Sheet substantially in the form of Schedule 2 hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.
(d)	Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer or the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

4

(e)	Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)	Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Group, as the case may be, as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Accounting Standards as issued by the International Accounting Standards Board, applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Group, as the case may be, and presents fairly the information shown thereby.
(g)	No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Final Prospectus, except as otherwise stated therein, (A) there has been no change or development that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the prospects, financial condition, operations, earnings, business or properties of the Group, taken as a whole, whether or not arising from transactions in the ordinary course of business (any such effect described in (i) or (ii) being referred to as a “Material Adverse Effect”), (B) there have been no transactions entered into by the Group, other than those in the ordinary course of business, which are material with respect to the Group taken as a whole, and (C) except for regular interim and final dividends on the ordinary shares of the Parent Guarantor (the “Ordinary Shares”) in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Issuer or the Parent Guarantor on any class of its share capital or stock.

5

(h)	Organization and Good Standing. Each of the Issuer and the Guarantors and their subsidiaries (i) has been duly incorporated or organized and is validly existing as a corporation or company in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated or organized, (ii) has corporate or entity power and authority to own, lease and operate its properties (as applicable) and to conduct its business as now conducted and as described in the Time of Sale Information and the Final Prospectus and to enter into and perform its obligations under this Agreement and (iii) to the extent applicable, is duly qualified as a foreign corporation or company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued share capital or stock of each of the Issuer and each Guarantor, as applicable, and each subsidiary of the Guarantors has been duly authorized and validly issued, is fully paid and non-assessable; all of the issued and outstanding share capital or stock of each such subsidiary owned by the Issuer or the Guarantors, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except (i) as otherwise disclosed in the Time of Sale Information and the Final Prospectus, or (ii) where (A) the failure to be duly authorized, validly issued, fully paid and non-assessable, or (B) the existence of a security interest, mortgage, pledge, lien, encumbrance, claim or equity, would not result in a Material Adverse Effect.
(i)	Capitalization. The Parent Guarantor has the capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”. None of the outstanding shares of capital or stock of the Guarantors or the Issuer was issued in violation of the pre-emptive or similar rights of any securityholder of the Guarantors or the Issuer.
(j)	Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuer and the Guarantors.
(k)	Indenture. The Indenture has been duly authorized, and when executed and delivered by the Issuer, the Guarantors, the Registrar and Paying Agent and the Trustee will constitute a valid and legally binding agreement of the Issuer and the Guarantors enforceable against the Issuer and the Guarantors in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, examinership, reorganization or similar laws affecting creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(l)	The Notes. The Notes have been duly authorized and, at the Closing Date, will be in the form contemplated by, and entitled to the benefits of, the Indenture, will have been duly executed by the Issuer and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(m)	The Guarantees. The Guarantees have been duly authorized and, at the Closing Date, will be in the form contemplated by, and entitled to the benefits of, the Indenture, will have been duly executed by the Guarantors and, when the Notes have been authenticated, issued and delivered in the manner provided in the Indenture and delivered against payment of the purchase price for the Notes as provided in this Agreement will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, examinership, reorganization or similar laws affecting creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6

(n)	No Conflicts. The execution, delivery and performance of this Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated herein and in the Time of Sale Information and the Final Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Time of Sale Information and the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Issuer and the Guarantors with their obligations hereunder and under the Indenture and the Securities do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Group, pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in (i) any violation of the provisions of the respective memoranda and articles of association, charters or by-laws of the Issuer, the Guarantors or any of their respective material subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Group or (iii) any of their assets, properties or operations (except, in the case of clause (i) as it relates to subsidiaries (other than the Guarantors), and in the case of clause (ii) or (iii), for such violations that would not result in a Material Adverse Effect).
(o)	No Defaults. None of the Issuer, the Guarantors or any of their respective subsidiaries are in (i) violation of their respective memoranda and articles of association, charters or by-laws or (ii) violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer, the Guarantors or any of their respective subsidiaries or any of their properties or (iii) default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuer, the Guarantors or any of their respective subsidiaries are a party or by which they or any of them may be bound, or to which any of the property or assets of the Issuer, the Guarantors or any of their respective subsidiaries is subject (collectively, “Agreements and Instruments”) except, in the case of clause (i) as it relates to subsidiaries other than the Guarantors, and in the case of clause (ii) or (iii), for such violations or defaults that would not result in a Material Adverse Effect.
(p)	No Labor Disputes. (i) No labor dispute with the employees of the Group exists or, to the knowledge of the Parent Guarantor, is imminent, and (ii) the Parent Guarantor is not aware of any existing or imminent labor disturbance by the employees of any of the Group’s principal suppliers, customers or contractors which, in either case, may reasonably be expected to result in a Material Adverse Effect.
(q)	Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Parent Guarantor, threatened, against or affecting the Group, which is required to be disclosed in the Time of Sale Information or the Final Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Indenture or the performance by the Issuer or any Guarantor of their obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Group is a party or of which any of their respective property or assets is the subject which are not described in the Time of Sale Information and the Final Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

7

(r)	Intellectual Property. The Group owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it, and the Group has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Group therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
(s)	Licenses and Permits. The Group possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (except for such permits, licenses, approvals, consents and other authorizations which the failure to obtain would not result in a Material Adverse Effect); the Group is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Group has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(t)	Title to Real and Personal Property. The Group has good and marketable title to all real property owned by it, and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Time of Sale Information and the Final Prospectus or (b) do not, singly or in the aggregate have a Material Adverse Effect; and all of the leases and subleases material to the business of the Group, and under which any member of the Group holds properties described in the Time of Sale Information and the Final Prospectus, are in full force and effect, and the Group has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Group under any of the leases or subleases material to the business of the Group, taken as a whole, or affecting or questioning the rights of the Group of the continued possession of the leased or subleased premises under any such lease or sublease.
(u)	Certain Environmental Matters. Except as described in the Time of Sale Information Package and the Final Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Group is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Group has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Group and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Group relating to Hazardous Materials or any Environmental Laws.

8

(v)	No Consents or Approvals. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority, body or agency is necessary or required in connection with the transactions contemplated herein, or in the Indenture, except (A) the filing of approved listing particulars or an approved prospectus or (B) such as may be required under the blue sky laws of any jurisdiction in which the Notes are offered and sold.
(w)	Sarbanes-Oxley Act. The Parent Guarantor is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission adopted pursuant thereto as such rules and regulations currently apply to it (collectively, the “Sarbanes-Oxley Act”). There is and has been no failure on the part of any of the Parent Guarantor’s officers or directors, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act.
(x)	Stamp Duty; Taxes. No ad valorem stamp duty, stamp duty reserve tax or other similar tax or duty are payable under applicable laws or regulations of the United Kingdom (i) in connection with the creation or original issuance and sale of the Notes, (ii) with respect to the execution, delivery and performance of this Agreement or the Indenture or (iii) with respect to any payments made to the Underwriters pursuant to this Agreement.
(y)	Withholding Tax. Except as described in the Time of Sale Information and the Final Prospectus, payments made by the Issuer under the Notes or the Guarantors under the Guarantees to holders will not be subject to any withholdings or similar charges for or on account of taxation under the laws of the United Kingdom or the United States.
(z)	Submission of Jurisdiction. Each of the Issuer and the Guarantors has the power to submit and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted, to the nonexclusive jurisdiction of any federal or state court in the State of New York, County of New York, Borough of Manhattan and has the power to designate, appoint and empower and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.
(aa)	No Restrictions on Subsidiary Distributions. No subsidiary of the Parent Guarantor is currently prohibited, directly or indirectly, from paying any dividends to the Parent Guarantor, from making any other distribution on such subsidiary’s share capital or stock, from repaying to the Parent Guarantor any loans or advances to such subsidiary from the Parent Guarantor or from transferring any of such subsidiary’s property or assets to Parent Guarantor or any subsidiary of the Parent Guarantor, except as described in or contemplated in the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto) and except as could not reasonably be expected to affect the ability of the Issuer or the Guarantors to make payments on the Securities or otherwise to have a Material Adverse Effect.

9

(bb)	Compliance with Foreign Corrupt Practices Act. Save in respect of matters addressed in the SEC’s offer of settlement dated September 2, 2021 and the SEC’s cease-and-desist order dated September 24, 2021 in the matter of the Parent Guarantor (Administrative Proceeding File No. 3-20595) (to the extent relevant, the “SEC Proceedings”) (i) none of the Issuer, the Guarantors or any Principal Subsidiaries (defined below) nor, to the best knowledge of the Issuer and the Guarantors, any director, officer, employee or agent acting on behalf of any Issuer, Guarantor or Principal Subsidiary, as the case may be, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other anti-bribery or anti-corruption law or regulation of any other jurisdiction, including without limitation, making use of the mail or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything in value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of FCPA or any other anti-bribery or anti-corruption law or regulation of any other jurisdiction; and (ii) the Issuer, the Guarantors and, to the best knowledge of the Issuer and the Guarantors, the Principal Subsidiaries, have conducted their businesses in compliance with the FCPA and any other anti-bribery or anti-corruption law or regulation of any other jurisdiction and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except in all cases where any such violation or non-compliance would not individually or in the aggregate have a Material Adverse Effect.
(cc)	Cybersecurity. Except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (i) the Parent Guarantor’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Parent Guarantor and its subsidiaries as currently conducted, and to the knowledge of the Parent Guarantor, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other computer viruses; and (ii) the Parent Guarantor and its, subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards, consistent with applicable law, that are intended to maintain and protect their material confidential information and trade secrets and the integrity, continuous operation, redundancy and security of their IT Systems and data (including personal or personally identifiable data (such data, “Personal Data”)) used or held for use in connection with their businesses; and (iii) to the knowledge of the Parent Guarantor and its subsidiaries, there have been no security breaches, violations, outages or unauthorized uses of or accesses to (or other security incident, including any ransomware attack, compromising) such IT Systems or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other Person under applicable privacy laws, nor any incidents under internal review or investigations by any governmental authority relating to the same. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent Guarantor and its subsidiaries are presently, and have been, in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and contractual obligations to which the Parent Guarantor and its subsidiaries are bound relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(dd)	Compliance with Anti-Money Laundering. Save in respect of matters addressed in the SEC Proceedings, the operations of each Issuer, each Guarantor and each Principal Subsidiary are and have been conducted at all times in compliance with applicable financial record keeping and money laundering statutes in the United Kingdom, Jersey and of all jurisdictions in which the Issuer, the Guarantors and the Principal Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, Guarantors or any Principal Subsidiaries with respect to Money Laundering Laws is pending which, if determined adversely to the Issuer or the Guarantors or any such Principal Subsidiary would individually or in the aggregate have a Material Adverse Effect and, to the best of the Issuer’s and the Guarantors knowledge, no such actions, suits or proceedings are threatened or contemplated.
(ee)	Compliance with Sanctions. None of the Issuer, the Guarantors or any Principal Subsidiaries nor, to the best knowledge of the Issuer and the Guarantors, any director, officer, agent or employee of any of the Issuer, the Guarantors or any Principal Subsidiaries are currently the subject of any Sanctions nor is it located, organized or resident in a country or territory, which country or territory is the subject of Sanctions and the Issuer and the Guarantors will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

10

(ff)	Investment Company Act. Neither the Issuer nor any Guarantor is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Information and the Final Prospectus none of them will be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Guarantors’ or the Issuer’s securities.
(gg)	Disclosure Controls. The Parent Guarantor maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Issuer and the Guarantors in reports that each files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Parent Guarantor has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under of the Exchange Act.
(hh)	Any certificate signed by any officer of the Issuer or any Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Issuer or such Guarantor, as to matters covered thereby, to each Underwriter.

As used in this Section 3:

“Principal Subsidiary” means any subsidiary of WPP plc whose consolidated revenue shall have exceeded 5 per cent. of the consolidated revenues of the Group taken as a whole for the preceding financial year.

4.	Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Final Prospectus. Each Underwriter, severally and not jointly, agrees that it has not offered or sold, and will not offer or sell, any Notes except in accordance with the selling restrictions set forth in the Final Prospectus.
5.	Expenses. The Issuer agrees or, failing the Issuer, the Parent Guarantor agrees to pay the costs and expenses relating to the following matters: (i) the costs and expenses relating to the preparation of the Indenture, the issuance of the Notes and the fees of the Trustee; (ii) the costs and expenses relating to the preparation, printing or reproduction and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, the Time of Sale Information and the Final Prospectus and each amendment or supplement to any of them; (iii) the costs and expenses relating to the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, the Time of Sale Information and the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes; (iv) the costs and expenses relating to the preparation, printing, authentication, issuance and delivery of certificates for the Notes; (v) any ad valorem stamp duty, stamp duty reserve tax or similar issuance, registration or transfer taxes or duties in connection with the original issuance and sale of the Notes; (vi) the costs and expenses relating to the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (vii) the registration of the Securities under the Exchange Act; (viii) the costs and expenses relating to any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states specified pursuant to Section 8(f) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (ix) all costs and expenses relating to the rating of the Notes by Moody’s Investors Services Inc., S&P Global Ratings, a division of S&P Global Inc., and Fitch Ratings Ltd; (x) the transportation and other expenses incurred by or on behalf of the representatives of the Issuer and the Guarantors in connection with presentations to prospective purchasers of the Notes; (xi) [the costs and expenses of listing the Notes on the [EXCHANGE] including the fees and expenses of the Issuer’s and the Guarantors’ listing agent] and the filing with the relevant securities exchange of the approved listing particulars or prospectus; (xii) the costs and expenses relating to marketing materials including any electronic road show and graphic art materials; (xiii) the fees and expenses of the Issuer’s and the Guarantors’ accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer and the Guarantors; (xiv) any filings required to be made with the Financial Industry Regulatory Authority; and (xv) all other costs and expenses incident to the performance by each of the Issuer and the Guarantors of its obligations hereunder.

11

It is understood, however, that except as provided in this Section 5 and in Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them and, unless otherwise agreed with the Issuer and the Guarantors in writing, any advertising expenses relating to the offer of the Notes.

6.	Agreements. The Issuer and the Guarantors agree with each Underwriter that:
(a)	Delivery of Copies. The Issuer and the Guarantors will, if requested by the Representatives, furnish to the Representatives, without charge, (i) signed copies of the Registration Statement (including exhibits thereto) as originally filed and each amendment thereto; and (ii) to each Underwriter (A) conformed copy of the Registration Statement as originally filed and each amendment thereto (including exhibits thereto) (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.
(b)	Amendments or Supplements; Issuer Free Writing Prospectus. Prior to the termination of the offering of the Notes, neither the Issuer nor any Guarantor will file any amendment of the Registration Statement or supplement to the Final Prospectus or any Preliminary Prospectus unless the Issuer or such Guarantor has furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Issuer and the Guarantors will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer and the Guarantors will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer or any Guarantor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer and the Guarantors will use their reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

12

(c)	Final Term Sheet. The Issuer and the Guarantors will prepare a final term sheet, containing solely a description of final terms of the Notes and the offering thereof, in the form approved by the Representatives and file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
(d)	Permitted Free Writing Prospectus. Unless it has or shall have obtained the prior written consent of the Representatives, neither the Issuer nor any Guarantor has made nor will make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuer or any Guarantor with the Commission or retained by the Issuer or any Guarantor under Rule 433, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 7(c) hereto; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule 2 hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer and Guarantors agrees that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(e)	Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)	Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with blue sky laws. The Issuer and the Guarantors will use their best efforts to arrange, if necessary, for the qualification of the Securities for the offer and sale by the Underwriters under the securities or blue sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Issuer nor the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

13

(g)	Clearance and Settlement. The Issuer and the Guarantors will cooperate with the Representatives and use their best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.
(h)	Clear Market. The Issuer and the Guarantors will not for a period of 7 days following the date of this Agreement, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer, any Guarantor or any of their Affiliates or any person in privity with the Issuer, any Guarantor or any of their Affiliates), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Issuer or any Guarantor other than: (i) the Securities hereunder, (ii) debt securities issued solely pursuant to Regulation S under the Securities Act and (iii) intercompany indebtedness between or among subsidiaries of the Issuer and the Guarantors.
(i)	No Stabilization. Neither the Issuer nor any Guarantor will take, directly or indirectly, any action designed to or which has constituted, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Notes.
(j)	Earnings Statement. The Parent Guarantor will (i) as soon as practicable, make generally available to the Parent Guarantor’s security holders and to the Representatives an earnings statement or statements of the Parent Guarantor and its subsidiaries which will satisfy the provisions of Section 13(a) of the Securities Act and Rule 158 and (ii) for a period of twelve months following the date of this Agreement, furnish to the Representatives all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Parent Guarantor is listed and generally made available to the public.
(k)	Sarbanes-Oxley Act Compliance. Each of the Issuer and the Guarantors will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the directors and officers of the Issuer and the Guarantors, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
(l)	Stabilization. Neither the Issuer nor any Guarantor will take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may restrict or otherwise affect the ability of any of the Underwriters (or anyone acting on their behalf) to undertake any of the Securities Activities permitted by the price stabilization rules of the Financial Conduct Authority in accordance with such rules.
7.	Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a)	Such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Issuer; provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Issuer with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 7(a), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

14

(b)	Such Underwriter has not and will not, without the prior written consent of the Issuer, used any Free Writing Prospectus that contains the final terms of the Securities, other than the Free Writing Prospectus, unless such terms have previously been included in a Free Writing Prospectus (i) filed with the Commission or (ii) that is a final pricing term sheet prepared by such Underwriter and approved in writing by the Issuer in advance (which approval the Issuer agrees to provide as soon as practically possible).
(c)	Such Underwriter is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Issuer if any such proceeding against it is initiated during the Prospectus Delivery Period).
8.	Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties of the Issuer and the Guarantors contained herein at the date hereof and the Closing Date, to the accuracy of the statements of the Issuer and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their obligations hereunder and to the following additional conditions:
(a)	The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 6(c) hereto and any other material required to be filed by the Issuer and the Guarantors pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)	The Issuer and the Guarantors shall have requested and caused Allen Overy Shearman Sterling LLP, U.S. counsel for the Issuer and the Guarantors, to furnish to the Representatives its opinion and negative assurance statement, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Annex A hereto.
(c)	The Issuer and the Guarantors shall have requested and caused Mourant Ozannes (Jersey) LLP, Jersey counsel for the Parent Guarantor, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form attached as Annex B hereto.
(d)	The Issuer and the Guarantors shall have requested and caused Allen Overy Shearman Sterling LLP, English counsel for the Issuer and the Guarantors, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form attached as Annex C hereto.
(e)	The Representatives shall have received from Linklaters LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Issuer and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The Representatives shall have received from Linklaters LLP, U.S. counsel for the Underwriters, its negative assurance statement, dated the Closing Date and addressed to the Underwriters.

15

(f)	The Representatives shall have received from Linklaters LLP , English counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Issuer and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(g)	At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Time of Sale Information or the Final Prospectus, any material adverse change, and no development reasonably likely to cause a prospective material adverse change, in the financial condition or in the earnings or business of the Issuer, the Guarantors and their subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate executed by each of the chief financial officer or principal officer and the secretary or other director of the Issuer and the Guarantors, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (iii) the Issuer and the Guarantors have each complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Date.
(h)	On the date of this Agreement and on the Closing Date, the Issuer and the Guarantors shall have requested and caused PricewaterhouseCoopers LLP and Deloitte LLP to furnish to the Representatives and to the entities listed on Schedule 3, affiliates of the Underwriters and non-U.S. selling agents, letters dated as of the respective delivery dates, in each case in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus.
(i)	[the Issuer shall have furnished to the Representatives a certificate, dated the Closing Date and addressed to the Representatives, of its chief financial officer with respect to certain financial data contained in the Registration Statement, the Time of Sale Information and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives to the extent such information was not included in the accountants’ “comfort letters.”]
(j)	The Notes shall be eligible for clearance and settlement through The Depository Trust Company.
(k)	[The [EXCHANGE] shall have approved the Notes for listing, subject only to notice of issuance.]
(l)	The Issuer will apply the net proceeds from the sale of the Notes as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.
(m)	Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Parent Guarantor or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Parent Guarantor or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

16

(n)	Prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
(o)	If any of the conditions specified in this Section 8 shall not have been satisfied when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer or the Guarantors in writing or by telephone or facsimile confirmed in writing.
(p)	The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Underwriters, Linklaters LLP, at 20 Ropemaker Street, London EC2Y 9AR, United Kingdom, on the Closing Date.

9.	Reimbursement of Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Issuer or any Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer, or failing the Issuer, the Guarantors will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.
10.	Indemnification and Contribution. (a) The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act (each a “Purchaser Indemnified Person”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 6(c) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such Purchaser Indemnified Person, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or the Guarantors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 10(b) hereof). This indemnity agreement will be in addition to any liability that the Issuer or the Guarantors may otherwise have.

17

(b)	Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Issuer, the Guarantors, each of the directors, officers, employees, Affiliates and agents of the Issuer and the Guarantors and each person who controls the Issuer or the Guarantors within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer or the Guarantors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. The Issuer and the Guarantors acknowledge and agree that the statements set forth in (1) [ ], (2) [ ], (3) [ ], (4) [ ] and (5) [ ], in each case, in the Preliminary Prospectus and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus or in any Issuer Free Writing Prospectus.
(c)	Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 10(a) or 10(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 10(a) or 10(b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnifying party.

18

(d)	In the event that the indemnity provided in Section 10(a) or 10(b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer, the Guarantors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuer, the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Notes; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer, the Guarantors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuer and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer or the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 13(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or the Guarantors within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of the Issuer or the Guarantors shall have the same rights to contribution as the Issuer and the Guarantors, subject in each case to the applicable terms and conditions of this Section 10(d).
11.	Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule 1 hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule 1 hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter or the Issuer or the Guarantors. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, Time of Sale Information and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer, or the Guarantors or any non-defaulting Underwriter for damages occasioned by its default hereunder.

19

12.	Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer or the Guarantors prior to delivery of and payment for the Notes, if at any time prior to such time (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuer or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
13.	Representations, Warranties, Agreements and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer, the Guarantors or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Issuer, the Guarantors or any of the indemnified persons referred to in Section 10 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.
14.	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication :

if to the Representatives:

[Representatives]

[Contact Details]

if to the Issuer or the Guarantors:

Sea Containers

18 Upper Ground

London SE1 9GL

United Kingdom

Attention: Group Chief Counsel

Email: groupchiefcounsel@wpp.com

Telephone: +44 (0)20 7282 4600

With a copy to:

Allen Overy Shearman Sterling LLP

One Bishops Square

London E1 6AD

United Kingdom

Attention: Sachin Davé

Email: Sachin.dave@aoshearman.com

Telephone: +44 (0)20 3088 3187

20

15.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 10 hereof and their respective successors and no other person will have any right or obligation hereunder. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
16.	Jurisdiction. The Issuer and the Guarantors each agrees that any suit, action or proceeding against the Issuer or any Guarantor brought by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantors each hereby appoints Corporate Creations Network Inc., 600 Mamaroneck Avenue #400, Harrison, New York 100528, United States as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer and the Guarantors each hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Guarantors each agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantors, as the case may be. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in England. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
17.	Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.
18.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.
19.	Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence. To the fullest extent permitted by law, the obligations of the Issuer and/or the Guarantors in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Issuer or the Guarantors, as the case may be, will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Issuer or the Guarantors not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

21

20.	Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement.
21.	Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
22.	Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in London or New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) “Group” means the Parent Guarantor and its subsidiaries, taken together on a consolidated basis.
23.	Recognition of the U.S. Special Resolution Regimes.
(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

22

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.	Waiver of Jersey customary law rights. Each of the Issuer and each Guarantor irrevocably and unconditionally waives such right as it may have or claim under Jersey law:
(a)	whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against it under this Agreement in respect of the obligations assumed by it under this Agreement; and
(b)	whether by virtue of the droit de division or otherwise to require that any liability under this Agreement be divided or apportioned with any other person or reduced in any manner whatsoever.

23

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Issuer, the Guarantors and the several Underwriters.

Very truly yours,

[ISSUER]

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

[GUARANTOR[S]]

By:
Name:
Title:

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written.

[Representatives]

As for themselves and as Representatives of the other several Underwriters listed on Schedule 1 hereto

[REPRESENTATIVE]

By:
Name:
Title:

[REPRESENTATIVE]

By:
Name:
Title:

24

Schedule 1

Underwriters	Principal Amount of Notes to be Purchased
[Representative]	U.S.$
[Representative]
[Underwriter]
[Underwriter]
Total	U.S.$

25

Schedule 2

Schedule of Free Writing Prospectuses included in the Time of Sale Information

1.	Final Term Sheet filed pursuant to Rule 433

26

ANNEX A

Form of Opinion of Allen Overy Shearman & Sterling LLP, US Counsel to the Issuer and the Guarantors

27

ANNEX B

Form of Opinion of Mourant Ozannes (Jersey LLP), Jersey Counsel to the Parent Guarantor

28

ANNEX C

Form of Opinion of Allen Overy Shearman and Sterling LLP, English Counsel to the Issuer and Guarantors

29

Schedule 3

[Non- U.S. Selling Agents]

30